EXHIBIT 3

THE STATEOF TEXAS
SECRETARY OF STATE
JAN. 21, 1999


WILLIAM A LITTLE & CO.
ROUTE 1, BOX 2374
DICKINSON, TX 77539


RE;
ALPHA GENERATION INCORORATED
CHARTER NUMBER 01301979-00

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORDS YOUR
ARTICLES OF AMENDMENT.

THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES AND THE
ORIGINAL HAS BEEN FILED IN THIS OFFICE.

PAYMENT OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.


	/S/ _______________________________
	    SECRETARY OF STATE.






































FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF TEXAS
JAN. 13 1999
CORPORATIONS SECTIONS










				ARTICLES OF AMENDMENT
					TO THE
				ARTICLES OF INCORPORATION
					 OF
			     ALPHA GENERATION INCORPORATED

	Pursuant to the provisions of ARticle 4.04 of the Texas Business Corporation
	Act, the undersigned corporation adapts the following Artilces of
	Amendment to its Articles of Incorporation.

				ARTICLE I
	The name of the corporation is Alpha Generation Incorporated.

				ARTICLE II
	The following amendment ot the Articles of Incorporation was voted by the shareholders of the corporation on September 30, 19998:
		Resolved, that Article Four of the Articles of Incorporation by deleted in its entirety and in its place and stead is the following Article Four.

				ARTICLE FOUR
	The aggregate number of non-assessable common shares the corporation is authorized to issue is fifty million (50,000,000) at no-par value. The aggregate number of non-assessable callable non-voting preferred shares the company is authorized to issue is five hundred thousand at no-par value.

				ARTICLE III
	The number of shares of the ocrporation outstanding at the time of such adoption was One Hundred thousand (100,000); and thenumber of shares entitled to vote thereon was One Hundred Thousand (100,000).

	The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
			CLASS			NUMBER OF SHARES
			COMMON			FOR	 AGAINST
						100,000	     0

				ARTICLE V
	The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as
	follows:            NO CHANGE

				ARTICLE VI
	The manner in which such amendment effects a change in the amount of stated capital as changed by such amendment, is as follows: NO CHANGE


	Dated:  DEC. 10th, 1998

					ALPHA GENERATION INCORPORATED
				/S/________________________________
				   Leon D. Hogg Jr.
				    President
			              and

				/S/ _______________________________
				    Angela Ecclestone
				    Secretary

	STATE OF TEXAS
	COUNTY OF HARRIS

	Before me a Notary Public this day appeard Leon D. Hogg Jr. President
	and Marlene A. Ecclestone Secretary of Alpha Generation Incorporated know
	to me to be the person whose names are subscribed to the foregoing document
	and, by me first duly sworn, 	delared that the statements therein contained
	were made on behalf of said corporation and in their capacities as officers
	thereof are true and correct.

	Given under my hand and Seal of Office This 10 day of Dec. 1998

				signed:__________________________
				       /S/ Guillermo Martinez
					Notary Public State of Texas
				 commission expires 04/30/2000